UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 4, 2009

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (208) 665-2002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    On December 4, 2009 Metalline Mining Company (“Metalline”) executed an Agreement and Plan of Merger and Reorganization (the “Agreement”) with Dome Ventures Corporation (“Dome”).

    Upon the closing of the transaction described in the Agreement Dome will be a wholly owned subsidiary of Metalline.  To effect the transaction Metalline will acquire all of the outstanding shares of Dome by the issuance of 47,724,561 shares of common stock.  The number of Metalline common shares to be received by Dome’s shareholders will depend on the number of Dome shares outstanding at the closing of the transaction.   Additionally, upon the effective date of the transaction all outstanding Dome warrants will be exchanged for warrants to acquire Metalline common stock on equivalent terms.  The parties anticipate that the Metalline common stock issued in the transaction will be listed on both the NYSE Amex and the TSX Venture Exchange.

    The transaction is contingent on Metalline’s receipt of $2,990,000 in funding by December 23, 2009.  Further, the transaction is contingent on Dome receiving funding of $13,010,000 by January 10, 2010, which will be held in escrow pending the closing of the transaction. Moreover, both Dome and Metalline must submit the proposed transaction to their respective stockholders for approval, and accordingly completing the transaction is subject to both parties receipt of their stockholders’ approval.  As such, the Agreement obligates Metalline to prepare and file with the Securities and Exchange Commission a registration statement pursuant to which it will seek stockholder approval of the transaction and register the shares of common stock to be issued to Dome’s stockholders.

    The Agreement also sets forth a number of conditions precedent for the completion of the transaction, and contains other standard provisions for transactions of this nature, including transaction protection terms, standard representations, warranties and covenants. There can be no assurance that Metalline will be able to meet the conditions precedent to the transaction contemplated by the Agreement. The parties expect to complete the transaction during the second calendar quarter of 2010.

Where You Can Find Additional Information

    This report is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities. Any offer of Metalline securities with respect to this transaction will be made only through a registration statement and related materials.  In connection with the proposed merger, Metalline will file a registration statement, including a joint proxy statement of Metalline and Dome, with the SEC. Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information. Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Metalline and Dome, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained by directing a request to Metalline at 1330 E. Margaret Avenue, Coeur d'Alene, Idaho (telephone (208) 665-2002).

    Metalline and Dome and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Metalline and Dome shareholders in respect of the proposed merger.

    Information regarding Metalline’s directors and executive officers is available in Metalline’s annual report on Form 10-K for the year ended October 31, 2008, filed with the SEC on February 13, 2009. Additional information regarding the interests of such potential participants in the proposed merger will be included in the registration and joint proxy statement filed with the SEC in connection with the proposed transaction.

Item 8.01 – Other Events

    On December 4, 2009 Metalline issues a news release regarding the Agreement, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1           Press Release dated December 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company (Registrant)

Date: December 4, 2009	By:	/s/ Merlin Bingham
Name: Merlin Bingham
Title: President